UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RED ROCK RESORTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 22, 2021

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Red Rock Resorts, Inc. on June 3, 2021 at 1:00 p.m. Pacific Time. Our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via audio webcast. You will be able to attend the virtual annual meeting of stockholders online by visiting www.virtualshareholdermeeting.com/RRR2021. You also will be able to vote your shares electronically at the virtual annual meeting.

Utilizing the latest technology allows us to provide expanded access, improved communication and cost savings for our stockholders and the company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world, particularly given the extenuating circumstance of the ongoing COVID-19 pandemic.

Details regarding how to attend and participate in the meeting online and the business to be conducted at the virtual annual meeting are more fully described in the accompanying proxy statement.

We will be providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of a paper copy of this proxy statement and our 2020 Annual Report beginning on or about April 23, 2021. This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. The notice contains instructions on how to receive a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card.

Your vote is important. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail (if you obtain and properly submit paper copies of the proxy materials) by following the instructions on the proxy card. Voting over the Internet or by telephone or written proxy will ensure your representation at the virtual annual meeting regardless of whether you attend the meeting online. You may also vote your shares electronically during the virtual annual meeting.

Sincerely,

Frank J. Fertitta III

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS OF RED ROCK RESORTS, INC.

To Be Held June 3, 2021

To the Stockholders of Red Rock Resorts, Inc.:

The 2021 annual meeting of stockholders of Red Rock Resorts, Inc. (the “Company”) will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/RRR2021 on Thursday, June 3, 2021, at 1:00 p.m. Pacific Time, for the following purposes:

1.

To elect five nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the board of directors of the Company;

2.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers as described in the accompanying proxy statement (“say-on-pay”);

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

4.	To consider and vote on a shareholder proposal regarding elimination of the Company’s dual-class voting structure, if such proposal is properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders that owned the Company’s common stock at the close of business on April 6, 2021 are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of the Company’s stockholders of record will be available at the Company’s corporate headquarters located at 1505 S. Pavilion Center Drive, Las Vegas, Nevada 89135, during ordinary business hours, for 10 days prior to the Annual Meeting.

The accompanying proxy materials include instructions on how to participate in the annual meeting and how to vote your shares of the Company’s stock by attending the virtual meeting by webcast. To submit your questions in advance of the annual meeting, please log on to www.proxyvote.com. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2021: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, BY MAIL, OR DURING THE VIRTUAL ANNUAL MEETING. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE. PAPER COPIES OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 ARE ALSO AVAILABLE TO ANY PERSON, WITHOUT CHARGE, UPON REQUEST DIRECTED TO OUR CORPORATE SECRETARY, 1505 SOUTH PAVILION CENTER DRIVE, LAS VEGAS, NEVADA 89135.

By Order of the Board of Directors,

Frank J. Fertitta III

Chairman of the Board and Chief Executive Officer

Las Vegas, Nevada

April 22, 2021

PROXY STATEMENT

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2021

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	WHY DID I RECEIVE THESE PROXY MATERIALS?

A:

The board of directors (the “Board”) of Red Rock Resorts, Inc. (“Red Rock”, “we” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Company for use at our 2021 annual meeting of stockholders (the “Annual Meeting”), which will take place exclusively online on June 3, 2021. You are receiving these materials because you were a stockholder at the close of business on April 6, 2021, which is the “Record Date,” and are entitled to vote at the Annual Meeting. The proxy materials are being made available to stockholders beginning on or about April 23, 2021.

Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?

A:	The proxy materials include:

1.

Our proxy statement for the Annual Meeting, which includes information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares;

2.	A proxy card for submitting your vote (which also contains instructions on how to submit your vote over the Internet or by phone); and

3.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The “Notice of Internet Availability of Proxy Materials” (described below) includes instructions for how you may access or receive a copy of the proxy materials.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

We are distributing our proxy materials over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we are mailing to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. On or around April 23, 2021, we will mail the Notice to our stockholders, containing instructions on how to access the proxy materials on the Internet.

Q:	WHY DID STOCKHOLDERS SHARING THE SAME ADDRESS ONLY RECEIVE ONE COPY OF MATERIALS?

A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Stockholders of record sharing an address who are receiving multiple copies of our Notice and wish to receive a single copy of such material in the future should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

Q:	HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

A:	Your Notice, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available at www.proxyvote.com and our proxy materials will be available during the voting period starting on April 23, 2021.

Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING AND WHAT AM I VOTING ON?

A:	At the Annual Meeting you will be voting on four proposals:

1.	Proposal 1: The election of five directors each to serve until his successor shall have been duly elected and qualified. This year’s board nominees are:

Frank J. Fertitta III

Lorenzo J. Fertitta

Robert A. Cashell, Jr.

Robert E. Lewis

James E. Nave, D.V.M.

2.	Proposal 2: An advisory vote to approve our executive compensation.

3.	Proposal 3: A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021.

4.	Proposal 4: A shareholder proposal regarding the elimination of our dual-class voting structure, if such proposal is properly presented.

Q:	WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

A:	The Board is soliciting this proxy and recommends the following votes:

1.	FOR each of the director nominees (Proposal 1).

2.	FOR the advisory vote to approve our executive compensation (Proposal 2).

3.	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 (Proposal 3).

4.	AGAINST the shareholder proposal requesting the Board to take steps to eliminate our dual-class voting structure (Proposal 4).

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Stockholders of record as of the Record Date are entitled to vote on all items being voted on at the Annual Meeting and are entitled to receive notice of and participate in the Annual Meeting.

As of the Record Date, the Company had approximately 71.0 million shares of Class A common stock outstanding and approximately 46.0 million shares of Class B common stock outstanding. Shares of Class A common stock and Class B common stock vote as a single class. Holders of shares of Class A common stock are entitled to one vote per share of Class A common stock. Each share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding membership interests (“LLC Units”) of Station Holdco LLC (“Station Holdco”) immediately following the consummation of our initial public offering in May 2016 (the “IPO”) and, as of the applicable record date, maintains direct or indirect beneficial ownership of at least 10% of the outstanding Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units (other than LLC Units held by the Company) are exchanged for shares of Class A common stock) is entitled to ten votes and each other share of Class B common stock is entitled to one vote. As of the Record Date, an aggregate of 45.4 million shares of Class B common stock that are entitled to ten votes per share at the Annual Meeting were held by entities affiliated with Frank J. Fertitta III, our Chairman and Chief Executive Officer (“CEO”), and Lorenzo J. Fertitta, our Vice Chairman (the “Fertitta Family Entities”). All other shares of Class B common stock are entitled to one vote per share. As of the Record Date, the Fertitta Family Entities also held 8.5 million shares of Class A common stock that are entitled to one vote per share at the Annual Meeting that together with the shares of Class B Common Stock held by the Fertitta Family Entities represent approximately 88% of the combined voting power of the shares of Class A common stock and Class B common stock outstanding on the Record Date.

Any stockholder entitled to vote may vote either by webcast or by duly authorized proxy. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Under Delaware law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this proxy statement.

Q:	WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

A:

Directors are elected by a plurality of the votes cast at the virtual meeting or by proxy at the Annual Meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares that are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

A:

Say-on-Pay. The advisory vote to approve our executive compensation must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Because your vote on this proposal is advisory, it will not be binding on the Compensation Committee of the Board (the “Compensation Committee”), the Board or the Company. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Ratification of Ernst & Young LLP. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Shareholder Proposal on Dual-Class Voting. The shareholder proposal to request that the Board take steps to eliminate the Company’s dual-class voting structure must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Q:	WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:

We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our bylaws. If other matters are properly brought before the Annual Meeting, then the named proxies will vote the proxies they hold in their discretion on such matters.

For matters to be properly brought before the Annual Meeting, we must have received written notice, together with specified information, by December 24, 2020.

Q:	WHAT CONSTITUTES A QUORUM?

A:

The holders of a majority of the voting power of the shares of our capital stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Failure of a quorum to be represented at the Annual Meeting will necessitate an adjournment or postponement of the meeting and will subject the Company to additional expense. Votes withheld from any nominee for director, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.

Q:	WHAT IF I ABSTAIN FROM VOTING?

A:

If you attend the meeting by webcast or send in your signed proxy card, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on Proposal 1, 2, 3 or 4, your abstention will have no effect on the outcome of the vote or any of the proposals.

Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

A:

If you are a registered stockholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the Annual Meeting. Questions concerning stock certificates and registered stockholders may be directed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 or by telephone at (800) 937-5449. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 3 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter and brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Proposals 1, 2 and 4 are non-routine matters and, therefore, may only be voted in accordance with instructions received from the beneficial owners of the shares.

Q:	WHAT IS A “BROKER NON-VOTE”?

A:

Under the rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.”

Q:	WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A:	Broker non-votes will be counted for purposes of determining the presence of a quorum but will not be counted for purposes of determining the outcome on any proposal other than Proposal 3.

Q:	HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

A:

Stockholders may vote by Internet, telephone, mail, or live during the virtual Annual Meeting webcast. Please make sure that you have your Notice or proxy card available and carefully follow the instructions.

You may (i) vote by webcast at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed proxy card, Stephen L. Cootey and Jeffrey T. Welch, to vote your shares by returning the enclosed proxy card by mail, through the Internet or by telephone.

1.	By Internet: vote your shares online at www.proxyvote.com.

2.	By telephone: call 1-800-690-6903 or the telephone number on your proxy card.

3.	By mail: complete, sign and date your proxy card and return it in the postage-paid envelope.

4.

At the virtual meeting: participate in the Annual Meeting online at www.virtualshareholdermeeting.com/RRR2021 and vote your shares during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to vote during the Annual Meeting.

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 2, 2021. Voting will re-open for the duration of the Annual Meeting and votes may be cast on the Internet during the webcast.

Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:

If your shares are held in street name, you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

Q:	WHO WILL COUNT THE VOTE?

A:	Broadridge Financial Solutions, Inc. will use an automated system to tabulate the votes. Its representative(s) will also serve as the inspector(s) of election.

Q:	CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

A:

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Corporate

Secretary or acting secretary of the meeting and by voting live during the virtual Annual Meeting webcast. Presence at the Annual Meeting of a stockholder who has appointed a proxy does not in itself revoke a proxy.

Q:	WHAT HAPPENS IF I SUBMIT MY PROXY WITHOUT PROVIDING VOTING INSTRUCTIONS ON ALL PROPOSALS?

A:

Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy (other than proxies submitted by an institution subject to New York Stock Exchange Rule 452) does not provide voting instructions on a proposal, the proxy will be voted FOR each of the director nominees (Proposal 1), FOR the advisory vote to approve our executive compensation (Proposal 2), FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 (Proposal 3) and AGAINST the shareholder proposal regarding elimination of the Company’s dual-class voting structure (Proposal 4).

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Annual Meeting. All reports we file with the SEC are available when filed. Please see “Where to Find Additional Information” below.

Q:	WHEN ARE STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS DUE FOR THE 2022 ANNUAL MEETING?

A:

Under our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporate Secretary must receive written notice of a stockholder proposal between October 25, 2021 and December 24, 2021 in order for the proposal to be considered for inclusion in our proxy materials for the 2022 annual meeting. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which stockholder action may be sought. If we receive your notice before October 25, 2021 or after December 24, 2021, then your proposal will be untimely. In addition, your proposal must comply with the procedural provisions of the Exchange Act and our bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their best judgment.

BACKGROUND

Our Class A common stock trades on NASDAQ under the symbol “RRR.”

We directly own all of the voting interests in our operating company, Station Casinos LLC (“Station LLC”). We also own an indirect interest in Station LLC through our ownership of Station Holdco, which holds all of the economic interest in Station LLC. Red Rock is the managing member of Station Holdco and at April 6, 2021 held approximately 60.8% of the outstanding limited liability company units of Station Holdco (“LLC Units”). Holders of the remaining LLC Units are entitled to exchange the LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a basis determined pursuant to the Station Holdco Limited Liability Company Agreement (the “Holdco LLCA”) or, at our election, for cash. See “Certain Relationships and Related Party Transactions” for discussion of certain agreements related to our organizational structure.

Shares of Class A common stock and Class B common stock vote as a single class. Holders of shares of Class A common stock are entitled to one vote per share of Class A common stock. Each share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding LLC Units of Station Holdco immediately following the consummation of our initial public offering and, as of the applicable record date, maintains direct or indirect beneficial ownership of at least 10% of the outstanding Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units (other than LLC Units held by Red Rock) are exchanged for shares of Class A common stock) is entitled to ten votes and each other share of Class B common stock is entitled to one vote. As of the Record Date, an aggregate of 45.4 million shares of Class B common stock that are entitled to ten votes per share at the Annual Meeting were held by the Fertitta Family Entities. All other shares of Class B common stock are entitled to one vote per share. As of the Record Date, the Fertitta Family Entities also held 8.5 million shares of Class A common stock that are entitled to one vote per share at the Annual Meeting that together with the shares of Class B Common Stock held by the Fertitta Family Entities represent approximately 88% of the combined voting power of the shares of Class A common stock and Class B common stock outstanding on the Record Date.

CORPORATE GOVERNANCE

Director Independence. The Fertitta Family Entities hold more than 50% of the voting power of our shares eligible to vote. As a result, we are a “controlled company” under NASDAQ corporate governance standards. Under these standards, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the Board consist of independent directors and (ii) that the Board have compensation and nominating and corporate governance committees composed entirely of independent directors. Although a majority of the members of our Board are independent and our compensation and nominating and corporate governance committees are comprised entirely of independent directors, in the future we may elect not to comply with certain corporate governance requirements that are not applicable to controlled companies.

Our Board affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the applicable rules of listing standards of NASDAQ. These guidelines are contained in our Corporate Governance Guidelines (the “Guidelines”), which are posted on the Corporate Governance page of our web site located at www.redrockresorts.com.

As of the date of this proxy statement, our Board consisted of five members: Frank J. Fertitta III, Lorenzo J. Fertitta, Robert A. Cashell, Jr., Robert E. Lewis and James E. Nave, D.V.M.

Board Meeting and Annual Meeting Attendance. During the last fiscal year, there were eight meetings of the Board. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board and committees of the Board of which he was a member during the last full fiscal year.

Diversity. In recruiting and evaluating director candidates, we consider such factors as industry background, financial and business experience, public company experience, other relevant education and experience, general reputation, independence and diversity, including gender, ethnicity, physical ability and sexual orientation, among other diversity characteristics. In addition, the operation and management of gaming facilities are subject to extensive regulation. Gaming regulatory agencies in certain of the jurisdictions in which we operate may require our directors to maintain licenses. The licensing process is onerous, invasive, time consuming and expensive. Because of this, it is difficult to identify well-qualified candidates willing to subject themselves, as well as their families, to the rigorous and intrusive process necessary to obtain a gaming license. As a result of the limited pool of potential directors and the strong qualifications of our present Board, we believe that the current composition of our Board is in the best interest of the Company. We remain continuously open to recruiting well-qualified diverse candidates to our Board.

Our Guidelines provide that directors are expected to attend the Annual Meeting.

Executive Sessions. Our Guidelines provide that the independent directors shall meet at least twice annually in executive session.

Stockholder Nominees. Our bylaws provide that any stockholder seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must be a stockholder as of the Record Date and (a) must have given timely notice thereof in writing to the secretary of the Company, (b) any such business must be a proper matter for stockholder action under Delaware law and (c) the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with representations required by our bylaws. To be timely, a stockholder’s notice must be received by the secretary of the Company not less than 120 nor more than 180 days prior to the one-year anniversary of the date on which the Company first mailed or made available its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the annual meeting is advanced by more than 30 days, or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely the stockholder notice must be received no later than the close of business on the later of (i) 90 days before such annual meeting or (ii) the tenth day after the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board at least 10 days before the last day a stockholder may deliver notice of nomination in accordance with the preceding sentence, notice required by the bylaws shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth day following the day on which such public announcement is first made. You should consult our bylaws for more detailed information regarding the process by which stockholders may nominate directors.

Board Committees. Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). Our Guidelines provide that all of the committee members shall consist solely of independent directors, as defined and to the extent required by the applicable rules of the SEC and under the listing standards of NASDAQ.

The Board has adopted a written charter for each of its standing committees. The charters for each of these committees are available on the Corporate Governance page of our web site located at www.redrockresorts.com.

The chart below reflects the current composition of the standing committees:

Name of Director	Audit	Nominating and Corporate Governance	Compensation
Robert A. Cashell, Jr.	X	X	X
Robert E. Lewis	X	X	X
James E. Nave, D.V.M.	X	X	X

Audit Committee

Our Audit Committee consists of James E. Nave, D.V.M. (Chairman), Robert A. Cashell, Jr. and Robert E. Lewis. The Board has determined that Dr. Nave qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Dr. Nave and Messrs. Cashell and Lewis are “independent” for purposes of Rule 10A-3 of the Exchange Act and under applicable listing standards. The Board has determined that the composition of its Audit Committee satisfies the independence requirements of the SEC and the applicable listing standards. Our Audit Committee met on nine occasions during 2020.

The purpose of the Audit Committee is to oversee the Company’s corporate accounting and financial reporting processes. The primary responsibilities and functions of the Audit Committee are, among other things, to:

•

approve in advance all auditing services, including the comfort letters in connection with securities offerings and various non-audit services permitted by applicable law to be provided to the Company by its independent auditors;

•	evaluate our independent auditor’s qualifications, independence and performance;

•	determine and approve the engagement and compensation of our independent auditor;

•	meet with our independent auditor to review and approve the plan and scope for each audit and review and recommend action with respect to the results of such audit;

•

evaluate annually our independent auditor’s internal quality-control procedures and all relationships between the independent auditor and the Company which may impact their objectivity and independence;

•	monitor the rotation of partners and managers of the independent auditor, as required;

•	review our consolidated financial statements;

•	review our critical accounting policies and estimates, including any significant changes in the Company’s selection or application of accounting principles;

•

review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	resolve any disagreements between management and the independent auditor regarding financial reporting;

•	review and discuss with the Company’s independent auditor and management the Company’s audited financial statements, including related disclosures;

•	discuss with our management and our independent auditor the results of our annual audit and the review of our audited financial statements;

•

establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and retain, in its sole discretion, its own advisors.

Compensation Committee

Our Board has established a Compensation Committee whose members are Robert E. Lewis (Chairman), Robert A. Cashell, Jr. and James E. Nave, D.V.M. The Board has determined that each of these directors is independent under applicable listing standards and qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee met on six occasions during 2020.

Pursuant to its charter, the primary responsibilities and functions of our compensation committee are, among other things, as follows, to:

•	evaluate the performance of executive officers in light of certain corporate goals and objectives and determine and approve the compensation packages of those officers;

•	review and, if appropriate, recommend to the Board new compensation programs or arrangements;

•	recommend to the Board compensation programs for directors based on the practices of similarly situated companies;

•	counsel management with respect to personnel compensation policies and programs;

•	review and approve all equity compensation plans of the Company;

•	oversee the Company’s assessment of any risks arising from its compensation programs and policies likely to have a material adverse effect on the Company;

•	prepare an annual report on executive compensation for inclusion in our proxy statement; and

•	retain, in its sole discretion, its own advisors.

See “Executive Compensation—Compensation Discussion and Analysis” for a further discussion of the role of the Compensation Committee.

Nominating and Corporate Governance Committee

Our Board has established a nominating and corporate governance committee whose members are Robert A. Cashell, Jr. (Chairman), Robert E. Lewis and James E. Nave, D.V.M. The Board has determined that each of these directors is independent under applicable listing standards and qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. Our Nominating Committee met on two occasions during 2020.

Pursuant to its charter, the primary responsibilities and functions of the Nominating Committee shall be to provide assistance to the Board with regard to the following:

•	establishing standards for service on our Board and nominating guidelines and principles;

•	identifying, screening and reviewing qualified individuals to be nominated for election to our Board and to fill vacancies or newly created board positions;

•	assisting the Board in making determinations regarding director independence as well as the financial literacy and expertise of Audit Committee members and nominees;

•	establishing criteria for committee membership and recommending directors to serve on each committee;

•	considering and making recommendations to our Board regarding its size and composition, committee composition and structure and procedures affecting directors;

•	conducting an annual evaluation and review of the performance of existing directors;

•	reviewing and monitoring compliance with, and the effectiveness of, the Guidelines and the Company’s Code of Ethics (as defined below);

•

monitoring our corporate governance principles and practices and making recommendations to our Board regarding governance matters, including the certificate of incorporation, our bylaws and charters of our committees; and

•	retaining, in its sole discretion, its own advisors.

Stockholder Communications with the Board. Stockholders may send communications to our Board by writing to Red Rock Resorts, Inc., 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135, Attention: Board of Directors.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s named executive officers (as set forth under “Executive Officers”) has ever served as a director or member of a compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served in either of those capacities for the Company. During 2020, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related-person transactions.

Board Leadership Structure. Our current leadership structure permits the roles of Chairman of the Board and CEO to be filled by the same or different individuals. Frank J. Fertitta III is Chairman of the Board and CEO of the Company. Our Board has determined this structure to be in the best interests of the Company and its stockholders at this time due to Mr. Fertitta’s extensive knowledge of the Company and the gaming industry, as well as fostering greater communication between our management and the Board.

Furthermore, James E. Nave, D.V.M. has been designated as our lead independent director. As the Board’s lead independent director, Dr. Nave holds a critical role in assuring effective corporate governance and in managing the affairs of our Board. Among other responsibilities, Dr. Nave will:

•	preside over executive sessions of the Board and over board meetings when the Chairman of the Board is not in attendance;

•

consult with the Chairman of the Board and other board members on corporate governance practices and policies, and assume the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman of the Board to assume such leadership;

•	meet informally with other outside directors between board meetings to assure free and open communication within the group of outside directors;

•	assist the Chairman of the Board in preparing the board agenda so that the agenda includes items requested by non-management members of our Board;

•	administer the annual Board evaluation and reporting the results to the Nominating Committee; and

•	assume other responsibilities that the non-management directors might designate from time to time.

The Board will periodically review the leadership structure and may make changes in the future.

Board Risk Oversight. The Board is actively involved in oversight of risks that could affect the Company. The Board expects to continue to satisfy this responsibility through full reports by each committee chair (principally, the Audit Committee chair) regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of particular risks within the Company.

The Audit Committee is primarily responsible for overseeing the risk management function at the Company on behalf of the Board. In carrying out its responsibilities, the Audit Committee will continue to work closely with management. The Audit Committee meets at least quarterly with members of management and, among other things, receives an update on management’s assessment of risk exposures (including risks related to liquidity, credit and operations, among others). The Audit Committee chair provides periodic reports on risk management to the full Board.

In addition to the Audit Committee, the other committees of the Board consider risks within their areas of responsibility. For example, the Compensation Committee considers risks that may be implicated by the Company’s executive compensation programs. The Compensation Committee does not believe that risks relating to its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Code of Ethics. We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees (the “Code of Ethics”). The Code of Ethics is available on the Corporate Governance page of our website located at www.redrockresorts.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website or report the same on a Current Report on Form 8-K. Our Code of Ethics is available free of charge upon request to our Corporate Secretary, Red Rock Resorts, Inc., 1505 S. Pavilion Center Dr., Las Vegas, Nevada 89135.

2020 Director Compensation

Members of the Board who are employees of the Company do not receive compensation for their service on the Board.

The following table sets forth information regarding non-employee director compensation for 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Total ($)
Robert A. Cashell, Jr.	127,500	175,025	302,525
Robert E. Lewis	130,000	175,025	305,025
James E. Nave	160,000	175,025	335,025

(a)

Amount reflects the grant date fair value of the stock awards granted during 2020, computed in accordance with Accounting Standards Codification 718 (“ASC Topic 718”), rather than the amounts paid to or realized by the named individual. A total of 6,430 shares were granted to each non-employee director on February 11, 2020, which shares were held by each non-employee director on December 31, 2020, and which shares fully vested on February 11, 2021.

Non-Employee Director Compensation Structure

Our non-employee director compensation program is structured as follows:

Amount($)
Base Annual Retainer, all non-employee board members	90,000
Annual Stock Award*	175,000
Audit Committee Chairman base fee	30,000
Audit Committee Member base fee	15,000
Compensation Committee Chairman base fee	20,000
Compensation Committee Member base fee	10,000
Nominating and Governance Committee Chairman base fee	12,500
Nominating and Governance Committee Member base fee	5,000
Lead Independent Director base fee, in addition to Board membership	25,000

*	Represents the approximate target grant date fair value of annual stock awards.

Directors are reimbursed for reasonable expenses to attend Board and committee meetings.

On April 23, 2019, the Board approved a proposal to include in the Amended and Restated 2016 Equity Incentive Plan (the “Amended Plan”) a limit of $750,000 on the total amount of compensation that can be paid to any non-employee director in respect of any fiscal year. The Amended Plan was approved by stockholders at the 2019 annual meeting of the Company.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with it the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence.

The Audit Committee discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of the audits of the financial statements, the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of our financial reporting, and reports to the Board on its findings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our filing with the Securities and Exchange Commission of our Annual Report on Form 10-K, for the year ended December 31, 2020.

James E. Nave, D.V.M., Chairman

Robert A. Cashell, Jr.

Robert E. Lewis

April 22, 2021

PROPOSAL 1—ELECTION OF DIRECTORS

The current Board consists of five directors. Our Board recommends that the nominees listed below be elected as members of the Board at the Annual Meeting.

Pursuant to our certificate of incorporation, our Board shall be of one class and each director shall serve until his or her successor shall have been duly elected and qualified or, if earlier, until his or her death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

The following is a brief description of the background and business experience of each of our directors and nominees:

Name	Age	Director Since	Position(s)
Frank J. Fertitta III*	59	2015	Director
Lorenzo J. Fertitta*	52	2015	Director
Robert A. Cashell, Jr.	55	2015	Director
Robert E. Lewis	75	2015	Director
James E. Nave. D.V.M.	76	2015	Director

*	Frank J. Fertitta III and Lorenzo J. Fertitta are brothers.

Nominees

Frank J. Fertitta III. Mr. Fertitta has served as CEO of Red Rock and the Chairman of the Board since September 2015. Mr. Fertitta has also served as CEO of Station LLC since June 2011 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO. Mr. Fertitta also served as President of Station LLC from January 2011 to October 2012. Mr. Fertitta served as Chairman of the board of directors of Station Casinos Inc., the Company’s predecessor (“STN”) from February 1993, CEO of STN from July 1992 and President of STN from July 2008, in each case through June 2011; Mr. Fertitta also served as President of STN from 1989 until July 2000. He has held senior management positions since 1985, when he was named General Manager of Palace Station. He was elected a director of STN in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer. Mr. Fertitta was also the co-owner of Fertitta Entertainment until the time it was acquired by Station LLC in May 2016, serving as the CEO since April 2011, and the co-owner of Zuffa, LLC until it was sold in August 2016. We believe that Mr. Fertitta’s experience and business expertise in the gaming industry, as well as his position as one of our principal equityholders, give him the qualifications and skills to serve on the Board.

Lorenzo J. Fertitta. Mr. Fertitta has served as a member of the Board of the Company since its formation in September 2015 and Vice Chairman of the Board since January 2017. He served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO. Mr. Fertitta served as Vice Chairman of the board of directors of STN from December 2003 and as a director from 1991, in each case through June 2011. Mr. Fertitta also served as President of STN from July 2000 until June 2008. Mr. Fertitta was also the co-owner of Fertitta Entertainment until the time it was acquired by Station LLC in May 2016 and the co-owner of Zuffa, LLC until it was sold in August 2016 and served as Chairman and CEO of Zuffa, LLC from June 2008 until August 2016. From 1991 to 1993, he served as Vice President of STN. Mr. Fertitta served as President and CEO of Fertitta Enterprises, Inc. from June 1993 to July 2000, where he was responsible for managing an investment portfolio consisting of marketable securities and real property. Mr. Fertitta served as a member of the board of directors of the Nevada Resort Association from 2001 to 2008. Mr. Fertitta served as a director of the American Gaming Association from December 2005 to May 2008 and as a commissioner on the Nevada State Athletic Commission from November 1996 until July 2000. We believe that Mr. Fertitta’s experience and business expertise in the gaming industry, as well as his position as one of our principal equityholders, give him the qualifications and skills to serve on the Board.

Robert A. Cashell, Jr. Mr. Cashell has served as a member of the Board of the Company since its formation in September 2015 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO. He has been involved in the gaming industry for over 40 years, beginning in management training in 1979 at Boomtown Hotel and Casino in northern Nevada. From 1991 through 1995, Mr. Cashell served as General Manager of the Horseshoe Club in Reno, Nevada. Since 1995, Mr. Cashell also served as President of Northpointe Sierra, Inc. which owned a large travel center and casino in Sparks, Nevada and operated five casinos within the Travel Centers of America and Petro Travel Centers brands in northern and southern Nevada under the brand name Alamo Casino. Since 2001, Mr. Cashell has owned and served as President of Topaz Lodge and Casino in Gardnerville, Nevada. Between 2003 and 2007, Mr. Cashell managed other gaming properties in Nevada on behalf of owners and investment groups. Mr. Cashell is the owner and President of Robert Parker, Inc., which operates the Winners Inn, Pete’s Gambling Hall and the Sundance Casino in Winnemucca, Nevada, and the managing member of Longley Partners, LLC, which owns and operates convenience store, car wash and Chevron fueling facilities. Mr. Cashell is also a shareholder and director of Winners Gaming, Inc. which operates a gaming route operation in northern Nevada with approximately 60 locations. From 2000 through 2019, Mr. Cashell served as the Chairman of Heritage Bancorp and Heritage Bank of Nevada headquartered in Reno, Nevada until the bank was merged with Glacier Bank and became a division of Glacier Bancorp in 2019. Mr. Cashell is a member of the Glacier Bank and Glacier Bancorp Board of Directors and serves on its Audit, Compensation and Corporate Governance Committees. Mr. Cashell has been active in local communities and the gaming industry serving on several community boards and trade associations. Mr. Cashell has held numerous gaming licenses issued by the state of Nevada and we believe that Mr. Cashell’s experience and business expertise in the gaming industry give him the qualifications and skills to serve on the Board.

Robert E. Lewis. Mr. Lewis has served as a member of the Board of the Company since its formation in September 2015 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO and as a director of STN from May 2004 until November 2007. While a Director of STN, he served on the Audit and Governance and Compensation Committees. Mr. Lewis has served as president of the Nevada Division of Lewis Management Corp., a builder and owner of rental communities, shopping centers, office buildings and industrial parks of distinction, since December 1999. Mr. Lewis became the president of the Nevada Region of Kaufman and Broad Home Corporation upon the merger of Lewis Homes Management Corp. and Kaufman and Broad Home Corporation in January 1999. He served in that capacity until December 1999. Prior to the merger, Mr. Lewis ran the Nevada operations of the Lewis Homes group of companies and its affiliates for 25 years. He has served as a director for the National Association of Home Builders and as a director and President of the Southern Nevada Home Builders Association from 1987 to 1988. Mr. Lewis served on the Executive Committee of the Nevada Development Authority, served as its Legislative Committee Co-Chairman for a number of years, and was its Secretary from 1995 to 1997. He served as the Chairman of the Las Vegas District Council of the Urban Land Institute from 2002 to 2005 and served on the Clark County Community Growth Task Force from 2004 to 2005. We believe that Mr. Lewis’s experience and business expertise give him the qualifications and skills to serve on the Board.

James E. Nave, D.V.M. Dr. Nave has served as a member of the Board of the Company since its formation in September 2015 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO and as a director of STN from March 2001 until June 2011. During that period, he was the Chairman of the Audit Committee and served on the Governance and Compensation Committees. Dr. Nave has been an owner of the Tropicana Animal Hospital since 1974 and has been the owner and manager of multiple veterinary hospitals since 1976. Dr. Nave served on the board of directors of Bank of Nevada (formerly Bank West of Nevada) from 1994 to January 2014. Dr. Nave served on the board of directors and as a member of the audit and compensation committees of Western Alliance Bancorporation from 2003 to 2020. Dr. Nave also served as the Director of International Affairs for the American Veterinary Medical Association (the “AVMA”) from July 2001 to July 2013. Previously Dr. Nave served as the Globalization Liaison Agent for Education and Licensing of the AVMA, and he was also the Chairperson of the AVMA’s National Commission for Veterinary Economics Issues from 2001 through July 2007. In addition, Dr. Nave is a member and past President of the Nevada Veterinary Medical Association, the Western Veterinary Conference and the American Veterinary Medical Association. He is also a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners and the American Animal Hospital Association, a member of the board of directors of the Animal Dermatology Group and previously served on the Executive Board of the World Veterinary Association. Dr. Nave was the chairman of the University of Missouri College of Veterinary Medicine Development Committee from 1984 to 1992. He was also a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996. We believe that Dr. Nave’s financial and business expertise, including his diversified background of managing and directing a variety of public and private organizations, give him the qualifications and skills to serve on the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We urge stockholders to read the “Executive Compensation—Compensation Discussion and Analysis” beginning on page 20 of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 28 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Executive Compensation—Compensation Discussion and Analysis” have been effective in achieving our compensation objectives and are designed to appropriately align with the Company’s performance and overall business and strategic objectives.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in this proxy statement for the Annual Meeting.”

At the 2017 Annual Meeting, our stockholders voted on a non-binding, advisory proposal to approve the frequency with which we provide our stockholders with a “say-on-pay” resolution (“say-when-on-pay”). A majority of our stockholders voted to hold “say-on-pay” resolutions on an annual basis, and our Board adopted this policy following the 2017 Annual Meeting. Therefore, unless our Board determines otherwise, the next “say-on-pay” resolution will be provided to stockholders at the 2022 Annual Meeting. Unless our Board determines otherwise, our next “say-when-on-pay” resolution will be provided to stockholders at the 2023 Annual Meeting.

This advisory vote, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board and the Compensation Committee. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this proxy statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Executive officers are elected annually and serve at the discretion of our Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Executive officers and their ages as of the date of this proxy statement are:

Name	Age	Position
Frank J. Fertitta III	59	Chairman of the Board and Chief Executive Officer
Robert A. Finch	61	Executive Vice President and Chief Operating Officer
Stephen L. Cootey	52	Executive Vice President, Chief Financial Officer and Treasurer
Jeffrey T. Welch	59	Executive Vice President and Chief Legal Officer

Frank J. Fertitta III. Mr. Fertitta serves as Chairman of the Board and CEO. His business experience is discussed above in “Proposal 1—Election of Directors.” He is the brother of Lorenzo J. Fertitta, who serves as Vice Chairman of the Board.

Robert A. Finch. Mr. Finch has served as Executive Vice President and Chief Operating Officer of Red Rock since February 2019. Mr. Finch initially joined the Company’s predecessor in 1983 and, other than a period from 1986 to 1994 when he worked at the Las Vegas Hilton, has served the Company or its predecessors continuously since then. Prior to assuming his current role, Mr. Finch served the Company as Senior Vice President and General Manager of Green Valley Ranch Resort Casino Spa and as Senior Vice President of Native American Operations. Prior to that, commencing in 1998 Mr. Finch served as Vice President and General Manager of various properties owned by the Company or its predecessors. From 1994 to 1998, Mr. Finch served as a shift manager, director of operations and assistant general manager at various of the Company’s predecessors’ properties. Mr. Finch began his career with the Company as a dealer at Bingo Palace, the Company’s original property.

Stephen L. Cootey. Mr. Cootey has served as Executive Vice President, Chief Financial Officer and Treasurer of Red Rock since May 2017. Mr. Cootey joined the Company in March 2017 and served as Executive Vice President and Chief Administrative Officer prior to assuming his current role. Mr. Cootey served as the Chief Financial Officer of Wynn Resorts Ltd. from May 2014 to March 2017, its Treasurer from February 2014 to March 2017 and its Senior Vice President from January 2014 to May 2014. He served as Senior Vice President of Corporate Finance at Las Vegas Sands Corporation from March 2012 to December 2013 and its Vice President of Corporate Finance from October 2009 to March 2012. From June 2004 to October 2009, he was a Partner and Senior Research Analyst of Prides Capital, LLC. He served as Vice President of Credit Suisse First Boston from 2001 to 2004.

Jeffrey T Welch. Mr. Welch has served as Executive Vice President and Chief Legal Officer of Red Rock since June 2017. Mr. Welch joined the Company from Deutsche Bank AG, where he had served as Managing Director and Senior Counsel since 2003, as Director and Counsel from 1997 to 2003 and as Vice President and Counsel from 1993 to 1997. In addition, Mr. Welch served as Deutsche Bank’s representative on the Board of Directors of Station Holdco from 2013 to 2016. Prior to joining Deutsche Bank, Mr. Welch was an associate at White & Case from 1988 to 1993. Mr. Welch is a member of the Board of Directors of the Nevada Resort Association, a member of the New York State Bar and a member of the Nevada Bar Association.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our core strategy for delivering value to stockholders is centered on attracting customers to our gaming and non-gaming offerings, which include restaurants, hotels and other entertainment amenities. Key components of our strategy include:

•	Providing a high quality, value-oriented gaming and entertainment experience.

•	Generating revenue growth through targeted marketing and promotional programs.

•	Maximizing business profitability through operational excellence and cost management.

•	Utilizing a flexible capital structure to drive growth and equity holder returns.

•	Maintaining positive employee relations that instill a sense of loyalty among our employees.

•	Providing management and development services to Native American gaming projects.

The executive compensation program described in this section was designed to focus our management team on implementing and achieving that strategy.

Executive Compensation Practice Highlights

We employ a number of plan design features and practices that are intended to strengthen the alignment of our executive compensation program with stockholder value.

What We Do	What We Don’t Do
✓ Independent Compensation Committee	☒ Do not reprice or repurchase options without stockholder approval (other than in connection with certain adjustments permitted under our equity compensation plan)

✓ Stockholder “say-on-pay” votes on an annual basis	☒ No pension/supplemental retirement plan payouts for named executive officers

✓ Executive session without management at Compensation Committee meetings	☒ No liberal change in control definition in individual contracts or equity plans which could result in payments to named executive officers without an actual change in control occurring

✓ Robust stock ownership guidelines	☒ No change in control severance payments without involuntary job loss or adverse employment changes

✓ Compensation clawback to the extent required by applicable law that applies to our cash and equity incentives	☒ No excessive severance/change in control payments and benefits

✓ Historically have awarded a significant percentage of long-term incentive value in stock options that align with stockholder value

✓ Annual compensation review

Say-on-Pay

Our stockholders holding approximately 99% of the votes cast at the 2020 annual meeting approved the compensation of the 2019 named executive officers. The Board considered the strong stockholder support and no significant changes to our existing compensation programs were made as a result of this vote. However, the Compensation Committee and the Board will consider the outcome of future stockholder advisory votes, including the vote that will take place at the Annual Meeting, when it makes compensation decisions for our named executive officers in the future.

Executive Compensation Philosophy

The Compensation Committee believes that attracting, motivating and retaining a team of high-performing executives with strong industry expertise is critical to advancing the interests of stockholders and maximizing stockholder value. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:

•

Key Talent. The pay program should enable the Company to attract individuals with the background, experience, and talent required to lead the development and successful implementation of the Company’s business strategy.

•

Long-term Orientation. Long-term incentives should require longer-than-typical service in order to vest, and the mix of incentives should place emphasis on long-term sustainable growth and profitability.

•

Total Compensation Context. Decisions on pay levels and increases for executives should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of sustained individual performance, scope of responsibilities, knowledge and experience, and internal parity among executives where appropriate.

The Compensation Committee regularly assesses the Company’s executive compensation program to ensure that it remains aligned with the Company’s business strategy and that it is effective in supporting the Company’s talent needs.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the compensation of the following executives, who were our named executive officers (“NEOs”) in 2020:

Name	Title
Frank J. Fertitta III	Chairman of the Board and CEO
Richard J. Haskins*	President
Stephen L. Cootey	Executive Vice President, Chief Financial Officer and Treasurer
Jeffrey T. Welch	Executive Vice President and Chief Legal Officer
Robert A. Finch	Executive Vice President and Chief Operating Officer

*	Mr. Haskins served as President of the Company until his death on July 4, 2020.

Program Overview

Each component of our typical executive compensation program and the related rationale are highlighted below:

Form of Compensation	Rationale/Purpose
Base salary

•  Provides a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.

•  Recognizes sustained performance, capabilities, job scope, knowledge and experience, and supports internal pay equity.

Annual cash incentives

•  Motivates and rewards achievement of annual objectives that drive stockholder value.

•  Rewards achievement of financial and other operating goals that provide the foundation for future growth and profitability.

Stock options	• Aligns executives with stockholders on gains in equity value. • Encourages retention through time-based vesting over four years and a seven-year period to exercise the options.

Restricted stock	• Provides retention motivation through awards of Company shares. • Encourages executive retention through time-based vesting over four years.

Executive benefits and certain perquisites

•  Facilitates executive health and focus on our business by providing supplemental executive medical and life insurance benefits and tax preparation service and ensures stability of business by providing, in the case of Mr. Fertitta only, certain personal security services.

How We Make Compensation Decisions

Role of the Compensation Committee. The Compensation Committee oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities and its process for determining the compensation of our executives include the following:

•

Annual Program Assessment. Assess the Company’s executive compensation program to ensure that it is aligned with the Company’s business strategy and is effective in supporting the Company’s talent needs; solicit recommendations for changes from management and our compensation consultant as appropriate; and recommend to the full Board of Directors the specific plan designs and features to be implemented or utilized.

•

Performance Goals. Where appropriate, review and approve corporate and strategic goals and objectives relevant to the compensation of the CEO and the other NEOs and assess the performance of our NEOs against those goals.

•	Equity Awards. Review and approve all equity compensation awards granted by the Company, and review the impact of equity awards on dilution of stockholders relative to peer practices.

•

Compensation Decisions. Determine and approve compensation levels, including base salary, incentive opportunities, and other benefits, of the CEO; recommend pay for our other NEOs, including base salary, target annual incentive and annual incentive amounts earned, to the full Board for approval; consider all relevant information, including the Company’s overall performance, shareholder return, the performance of the Company’s business segments, the achievement of specific corporate goals and objectives, the achievement of any specific individual goals that have been assigned, individual performance on job duties, compensation previously provided, compensation of other executives of the Company, employment agreement terms, and competitor compensation levels, in connection with making such determinations and developing such recommendations; and review and approve individual grants of equity awards to our NEOs. In addition, the Compensation Committee considers, as appropriate, views expressed by stockholders on executive compensation matters, including the results of stockholder advisory votes on executive compensation.

•

Risk Assessment. Annually review the risks and rewards associated with the Company’s compensation programs, and ensure that the Company’s executive compensation program includes plan design features that mitigate risk without diminishing the incentive nature of the compensation, and encourages and rewards prudent business judgment and appropriate risk-taking over the short term and the long term. Based on this assessment, the Company does not believe that risks relating to its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Role of Executive Officers. The CEO makes recommendations to the Compensation Committee on plan design, financial and applicable strategic performance goals, performance and compensation of other NEOs, and management transitions and succession. No executive officer is otherwise involved in the NEO compensation determinations, and all such determinations are made by the Compensation Committee or the Board, as applicable.

Role of Compensation Consultant. Pursuant to its charter, the Compensation Committee has the authority to retain independent consultants to provide advice to the Compensation Committee. Since July 2016, the Compensation Committee has retained Pay Governance LLC (“Pay Governance”) to assist the Compensation Committee in performing its duties. Pay Governance does not provide other services to the Company or the Company’s management. Pay Governance advises the Compensation Committee with respect to compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group and equity incentives. During 2020, Pay Governance did not provide specific advice to the Compensation Committee with respect to the amount or type of compensation paid to NEOs.

Independence of the Compensation Consultant. Prior to receiving advice from Pay Governance, the Compensation Committee determined that Pay Governance is independent after considering all relevant factors, including the factors set forth in Rule 10C-1 of the Exchange Act and applicable NASDAQ listing standards.

Role of Peer Group. The Compensation Committee uses a compensation “Peer Group”, typically based on the S&P 1500 Casino and Gaming Index, to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee does not use the Peer Group to formally benchmark compensation levels.

The Company’s 2020 Peer Group is listed below. All peer companies were engaged in the gaming, gaming equipment or hospitality businesses.

Company	Primary Business
	Gaming Equipment	Gaming	Hospitality
Las Vegas Sands Corporation		✓
MGM Resorts International		✓
Wynn Resorts, Limited		✓
International Game Technology	✓
Penn National Gaming, Inc.		✓
Scientific Games Corporation	✓
Hyatt Hotels Corporation			✓
Boyd Gaming Corporation		✓
Vail Resorts, Inc.			✓
Caesars Entertainment, Inc.*		✓
Choice Hotels International			✓
Marriott Vacations Worldwide			✓
Churchill Downs		✓

The peer companies have revenue and market capitalization in a broad range around that of Red Rock, but the Compensation Committee believes these are the companies that compete for talent with the requisite experience and capabilities to be successful in a highly competitive and specialized industry like gaming.

* Caesars Entertainment, Inc. (f/k/a Eldorado Resorts, Inc.) acquired Caesars Entertainment Corporation in July 2020.

Fiscal Year 2020 Executive Compensation Program and Pay Decisions

Base Salaries. Each of the employment agreements with each of our current NEOs sets forth an annual base salary effective as of the NEO’s date of hire. The Compensation Committee reviews base salaries annually, and considers, among other things, significant increases in position, responsibilities, demonstrated capabilities, and sustained individual performance, as well as whether any significant gaps in internal pay equity or external pay competitiveness exist.

The base salaries for NEOs employed by the Company did not change in FY 2020, as shown below.

Name	FY2019 Base Salary	FY2020 Base Salary	% Change

Frank J. Fertitta III	$1,000,000	$1,000,000	0%

Richard J. Haskins	$1,100,000	$1,100,000	0%

Stephen L. Cootey	$ 750,000	$ 750,000	0%

Jeffrey T. Welch	$ 700,000	$ 700,000	0%

Robert A. Finch	$ 600,000	$ 600,000	0%

In recognition of the impact of COVID-19 on the Company’s business and operations, the named executive officers other than Mr. Fertitta agreed to a 20% reduction in their base salaries, and Mr. Fertitta agreed to a reduction of his base salary to $1.00, for a period that ended in October, 2020.

Annual Cash Incentives. Our NEOs are eligible to receive annual cash incentives. As a foundation for the annual incentive program, the Compensation Committee sets individual incentive opportunities, expressed as a percentage of each individual’s base salary at year-end. Each NEO’s target bonus percentage is established pursuant to his employment agreement as 100% of his annual base salary. The target incentive opportunities are reviewed by the Compensation Committee each year. The salary reductions described above were not taken into account when determining target annual bonus levels for 2020.

Following the end of 2020, the Compensation Committee conducted a holistic review of the operational performance of the Company and the individual performance of the NEOs in order to determine the 2020 annual bonus amounts to be awarded to each of the NEOs. The amounts awarded for 2020 are shown in the “Bonus” column of the 2020 Summary Compensation Table. Mr. Fertitta declined to participate in the annual bonus program for 2018 and 2019 and did not receive an annual bonus for those years. For Messrs. Fertitta, Cootey, Welch and Finch, the Compensation Committee determined annual bonus amounts for 2020 after taking into consideration a number of factors, including (i) the extraordinary challenges that the executives were required to navigate as a result of the COVID-19 pandemic, (ii) the need to retain these executives in order to successfully continue the Company’s operations in light of the pandemic, and (iii) the efforts associated with safely and effectively reopening certain of our casino properties in accordance with local and regulatory guidelines. In light of Mr. Haskins’ individual performance prior to his death in July, 2020 and in recognition of Mr. Haskins’ lifetime contributions to the Company, the Compensation Committee recommended to the Board, and the Board approved, the payment of a posthumous bonus of $1,100,000.

Long Term Equity Incentives. All Red Rock employees and non-employee directors are eligible for equity awards under the Amended Plan. The Amended Plan authorizes the Board (or a committee thereof) to award equity-based compensation in the form of (1) stock options, including incentive stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, and (6) other stock-based awards. The Compensation Committee also takes into consideration the equity compensation practices of the Company’s primary competitors for executive talent in order to ensure that long-term compensation opportunities are appropriately competitive compared to market practices.

During 2020, in recognition of the impact of COVID-19 on the Company’s business and operations, the Compensation Committee did not award any equity-based compensation to the NEOs.

In February 2021, the Compensation Committee recommended, and the Board of Directors approved, a policy applicable to all grants under the Company’s Amended and Restated 2016 Equity Incentive Plan that would provide for unvested equity awards to automatically accelerate upon an executive’s death or disability.

Other Elements of Executive Compensation

Benefits and Certain Perquisites. Each of our current NEOs is entitled to receive group health, executive medical, disability and life insurance-related coverage and/or benefits, and tax preparation services. To the extent that our NEOs’ participation would not result in duplication of benefits, the NEOs are entitled to participate in all employee benefit programs made available to the Company’s executives or salaried employees generally.

Employment Agreements. We have entered into employment agreements with each of our current NEOs. The following is a summary of the terms of the employment agreements we currently have in place with our NEOs.

•	Term. Fixed five-year term, unless the agreement is otherwise terminated pursuant to its terms.

•

Accrued and unpaid obligations at termination. In the event of termination for any reason, the NEOs are entitled to their accrued and unpaid obligations, such as unpaid salary, any annual bonus awarded but not yet paid, and reimbursement for previously incurred expenses.

•	Termination for “cause.” Executives are not entitled to any additional payments or benefits upon a termination by the Company for “cause.”

•

Termination without “cause.” Executives receive additional payments consisting of a pro-rated annual bonus for the year of termination and a cash payment equal to the annual base salary in effect at the time of termination (paid in 12 equal monthly installments). In addition, group health and long-term disability insurance coverage is continued for 12 months (or a cash payment is made in lieu of continued coverage). Receipt of the additional payments is subject to the applicable NEO’s execution of a release of claims against the Company.

•	Termination without “cause” following a change in control. Executives receive the same payments and benefits as they would receive upon a termination without “cause.”

•

Resignation for “good reason”. With the exception of Mr. Fertitta, the concept of “good reason” for resignation applies only following a “change in control” of the Company (as defined in the applicable employment agreement). Upon a resignation by the executive for “good reason”, the NEO receives the same additional payments and benefits as the NEO would receive upon a termination by the Company without “cause.” Receipt of the additional payments is subject to the NEO’s execution of a release of claims against the Company.

•	Voluntary termination of employment Executives do not receive any additional payments or benefits upon a voluntary termination of employment.

•	Termination as a result of death or disability. Executives receive a pro-rated annual bonus payment for the year of death or disability.

•	Restrictive covenants. The agreements include several obligations and restrictions for the NEOs that are designed to protect the interests of the Company:

•	Indefinite confidentiality obligations.

•

For Mr. Fertitta, in the event of a termination without “cause” or for “good reason” in each case prior to the fifth anniversary of the IPO, noncompetition and non-solicitation restrictions apply through the second anniversary of the termination with respect to a defined “Restricted Area” (other than the “Las Vegas Strip”) and through the first anniversary with respect to the “Las Vegas Strip.”

•

For Mr. Fertitta, in the event of any other termination, noncompetition and non-solicitation restrictions apply until the later of (1) the fifth anniversary of the IPO, (2) the second anniversary of the termination with respect to a defined “Restricted Area” (other than the “Las Vegas Strip”) and (3) through the first anniversary with respect to the “Las Vegas Strip.”

•

For the other NEOs, these restrictions apply to the City of Las Vegas, Nevada, and the area within a 30-mile radius, and any area in or within a 30-mile radius of any other jurisdiction in which we or any of our affiliates is directly or indirectly engaged in the development, ownership, operation or management of any gaming activities or is actively pursuing any such activities.

Executive Compensation Governance Policies

Clawback Policy. Any compensation paid to any NEO by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulations or stock exchange listing requirements.

Stock Ownership Guidelines. The Company has established stock ownership guidelines for our NEOs and non-employee directors as described below. Individuals have five years from the date they become subject to the stock ownership guidelines to satisfy them. Unvested restricted stock and shares owned outright are counted for purposes of satisfying the ownership guidelines.

Position	Stock Ownership Multiple of Base Salary
CEO	5x
Other NEOs	3x

Non-employee Directors. The Company’s stock ownership guidelines call for the Company’s non-employee directors to hold Company equity equal to two times annual retainer fees.

Hedging and Pledging Policy

The Company’s Securities Trading Policy (together with any supplements, the “Policy”), among other things, prohibits directors, officers and employees of the Company and its subsidiaries from (i) entering into a sale of securities not owned by the seller (“short sales”) of Company Securities and (ii) investing in Company-based derivative securities, including, but not limited to, buying or selling options, straddles, warrants, stock appreciation rights and the like. Furthermore, certain pre-clearance insiders (which consist of directors, certain officers and key employees as determined by the Company, and their related persons) must pre-clear all transactions in Company Securities, including any monetization, hedging transaction or other non-standard transaction involving Company Securities (whether equity or debt).

For purposes of this section “Company Securities” means the following:

•	any stock, bond (including convertible notes), debentures, options, warrants or other marketable equity or debt security issued by the Company or its controlled subsidiaries; and

•

any security or other instrument issued by an unrelated third party and based on any equity or debt security (including exchange-traded options and credit default swaps) of the Company or its controlled subsidiaries.

Furthermore, the Company’s Code of Ethics (as defined above), prohibits any circumstance that would cast doubt on the ability of a director, member, officer and employee of the Company to act with total objectivity with regard to the Company’s interests. Each such person is expected to avoid any action or involvement which would in any way compromise his or her actions on behalf of the Company.

The foregoing summary of the terms of the Policy is not complete and is qualified in its entirety by reference to the text of the Policy, which may be obtained from the Company upon request.

Tax Implications—Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly traded companies for compensation paid to certain executives above $1 million in any fiscal year. Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, there was an exception to this $1 million limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017.

Although the Compensation Committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards, in order to maintain flexibility in compensating executives in a manner that is in the best interests of the Company and its stockholders, the Compensation Committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will continue to consider the deductibility of compensation as a factor in assessing whether a particular compensation arrangement is appropriate and designed to satisfy the goals over our executive compensation program.

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed this CD&A with management and, following that review and discussion, recommended to the Board that this CD&A be included in this proxy statement.

Compensation Committee

Robert E. Lewis, Chairman

Robert A. Cashell, Jr. James

E. Nave, D.V.M.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our NEOs for services rendered to us in all executive capacities during the years ended December 31, 2018, 2019 and 2020.

Name and Principal Position	Year	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (e)	All Other Compensation ($) (f)	Total ($)
Frank J. Fertitta III	2020	538,462	750,000	—	—	1,153,647	2,442,109
Chairman of the Board and CEO	2019	1,000,000	—	—	—	954,803	1,954,803
	2018	1,000,000	—	—	—	957,906	1,957,906

Richard J. Haskins(a)	2020	546,978	1,100,000	2,356,727	2,860,629	106,332	6,970,666
Former President	2019	1,084,615	1,100,000	4,949,998	4,950,002	51,929	12,136,544
	2018	951,923	1,000,000	1,124,995	3,374,999	49,516	6,501,433

Stephen L. Cootey	2020	703,846	850,000	—	—	77,656	1,631,502
Executive Vice President,	2019	726,923	850,000	2,249,997	2,250,003	55,884	6,132,807
Chief Financial Officer and Treasurer	2018	600,000	600,000	449,985	1,349,998	83,276	3,083,259

Jeffrey T. Welch	2020	656,923	800,000	—	—	83,427	1,540,350
Executive Vice President and	2019	684,615	800,000	2,100,013	2,100,002	32,626	5,717,256
Chief Legal Officer	2018	600,000	600,000	449,985	1,349,998	31,210	3,031,193

Robert A. Finch(b)	2020	563,077	600,000	—	—	21,213	1,184,290
Executive Vice President and Chief Operating Officer	2019	562,269	600,000	900,008	2,193,730	22,794	4,278,801

(a)	Mr. Haskins passed away unexpectedly in July 2020. A replacement has not been named.
(b)	Mr. Finch was appointed as our Executive Vice President and Chief Operating Officer on February 19, 2019.

(c)

Amounts shown are salary amounts earned in respect of the applicable fiscal year without consideration as to the year of payment. In recognition of the impact of COVID-19 on the Company’s business and operations, the named executive officers other than Mr. Fertitta agreed to a 20% reduction in their base salaries, and Mr. Fertitta agreed to a reduction of his base salary to $1.00, for a period that ended in October, 2020.

(d)	Amounts represent bonuses earned without consideration as to the year of payment. Mr. Fertitta did not receive an annual bonus for 2019 and 2018.
(e)

Amount reflects the grant date fair value of the stock awards and stock options granted and, for Mr. Haskins, the incremental fair value on the modification date of his modified awards in 2020, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. No equity grants were made in 2020. For a discussion of valuation assumptions, see Note 11 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2020 filed on February 23, 2021.

(f)	All Other Compensation for 2020 consisted of the following:

Name	Life Insurance $	Executive Medical $	Tax Preparation Services $	Other(1) $	Total $
Frank J. Fertitta III	232,689	171,456	—	749,502	1,153,647
Richard J. Haskins	2,700	5,508	9,450	88,674	106,332
Stephen L. Cootey	33,407	35,511	3,038	5,700	77,656
Jeffrey T. Welch	12,357	12,542	4,725	53,803	83,427
Robert A. Finch	2,930	10,693	1,890	5,700	21,213

(1)

For Mr. Fertitta, the amount shown under “Other” represents the Company’s cost of providing personal security services to Mr. Fertitta during 2020. For Mr. Haskins, the amount shown under “Other” represents a tax gross-up payment made by the Company to account for certain amounts included in his taxable income during 2020. For Mr. Welch, the amount shown under “Other” represents a relocation cost reimbursement of $48,103 and matching contributions under the Company’s 401(k) plan of $5,700. For Messrs. Cootey and Finch, the amount shown under “Other” represents the matching contributions under the Company’s 401(k) plan.

Grants of Plan-Based Awards for 2020

There were no equity awards granted to our NEO’s in 2020.

The table below provides information regarding a modification of plan-based awards in 2020.

Name	Modification Date	All Other Stock Awards: Number of Shares (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Modification Date Fair Value of Stock and Option Awards $

Richard J. Haskins(a)	7/9/2020	236,145	—	—	2,356,727
	7/9/2020	—	125,000	19.50	286,250
	7/9/2020	—	430,743	21.73	939,020
	7/9/2020	—	359,808	32.75	496,535
	7/9/2020	—	647,059	27.24	1,138,824

(a)

In connection with Mr. Haskins’ death, the Compensation Committee and the Board of Directors approved the immediate vesting of all of his unvested restricted stock awards and stock options. With respect to Mr. Haskins’ stock options, the expiration of his awards were extended to seven years from the original grant date. These amounts reflect the incremental fair value of the stock awards on the modification date of his modified awards, computed in accordance with ASC Topic 718 and do not reflect new equity grants.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards of our NEOs as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Frank J. Fertitta III	—	—		—	—	—		—

Richard J. Haskins(a)	125,000	—		19.50	4/26/2023	—		—
	430,743	—		21.73	3/10/2024	—		—
	359,808	—		32.75	3/8/2025	—		—
	647,059	—		27.24	2/14/2026	—		—

Stephen L. Cootey	152,027	50,676	(b)	21.70	3/13/2024	14,171	(b)	354,842
	47,969	95,954	(c)	32.75	3/8/2025	13,740	(i)	344,050
	—	294,118	(d)	27.24	2/14/2026	82,599	(j)	2,068,279

Jeffrey T. Welch	152,284	50,762	(f)	22.26	8/10/2024	13,477	(f)	337,464
	47,969	95,954	(c)	32.75	3/8/2025	13,740	(i)	344,050
	—	274,510	(d)	27.24	2/14/2026	77,093	(j)	1,930,409

Robert A. Finch	29,166	—		19.50	4/26/2023	31,272	(k)	783,051
	39,410	19,712	(e)	21.73	3/10/2024	—		—
	12,436	24,877	(c)	32.75	3/8/2025	—		—
	—	101,961	(d)	27.24	2/14/2026	—		—
	—	14,851	(g)	28.78	2/21/2026	—		—
	—	241,819	(h)	20.70	8/28/2026	—		—

(a)	In connection with Mr. Haskins’ death, the Board of Directors approved the immediate vesting of all of his unvested restricted stock awards and stock options.
(b)	Scheduled to vest on March 13, 2021.
(c)	Scheduled to vest 50% on March 8, 2021 and March 8, 2022.
(d)	Scheduled to vest 33 1⁄3% on February 14, 2021 and each anniversary thereafter until fully vested on February 14, 2023.
(e)	Scheduled to vest on March 10, 2021.
(f)	Scheduled to vest on August 10, 2021.
(g)	Scheduled to vest 33 1⁄3% on February 21, 2021 and each anniversary thereafter until fully vested on February 21, 2023.
(h)	Scheduled to vest 33 1⁄3% on August 28, 2021 and each anniversary thereafter until fully vested on August 28, 2023.
(i)	Scheduled to vest 50% on March 8, 2021 and 50% on March 8, 2022.
(j)	Scheduled to vest 50% on February 14, 2022 and 50% on February 14, 2023.
(k)	Scheduled to vest 50% on February 21, 2022 and 50% on February 21, 2023.

Stock Vested for 2020

The following table sets forth vesting of stock awards by our NEOs during 2020.

	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Name
Frank J. Fertitta III	—	—
Richard J. Haskins	275,450	2,826,863
Stephen L. Cootey	14,171	124,705
Jeffrey T. Welch	13,477	191,239
Robert A. Finch	—	—

Estimated Payments and Benefits upon Termination

The chart below presents the estimated amounts that would be payable to each current NEO upon a hypothetical termination of employment as of December 31, 2020, as a result of each of the termination scenarios described below.

NEO Terminates Without Good Reason/Company Terminates for Cause	Salary Continuation	Bonus(a) ($)	Health Benefits ($)	Equity(b) ($)	Total ($)
Frank J. Fertitta III	—	—	—	—	—
Stephen L. Cootey	—	—	—	—	—
Jeffrey T. Welch	—	—	—	—	—
Robert A. Finch	—	—	—	—	—

Death or Disability
Frank J. Fertitta III	—	1,000,000	—	—	1,000,000
Stephen L. Cootey	—	750,000	—	—	750,000
Jeffrey T. Welch	—	700,000	—	—	700,000
Robert A. Finch	—	600,000	—	—	600,000

Company Terminates Without Cause or NEO terminates for Good Reason (other than in connection with a Change in Control)(c)
Frank J. Fertitta, III	1,000,000	1,000,000	24,061	—	2,024,061
Stephen L. Cootey	750,000	750,000	12,263	—	1,512,263
Jeffrey T. Welch	700,000	700,000	20,475	—	1,420,475
Robert A. Finch	600,000	600,000	12,785	—	1,212,785

Involuntary Termination following a Change in Control(d)
Frank J. Fertitta III	1,000,000	1,000,000	24,061	—	2,024,061
Stephen L. Cootey	750,000	750,000	12,263	2,936,429	4,448,692
Jeffrey T. Welch	700,000	700,000	20,475	2,753,041	4,173,516
Robert A. Finch	600,000	600,000	12,785	1,897,792	3,110,577

(a)

The employment agreements provide for payment of a pro-rated annual bonus for the year of termination in connection with these termination scenarios. For purposes of this table, amounts in this column reflect the NEO’s target bonus for the year ended December 31, 2020, without any pro-ration. In practice, the Company may determine that the pro-rated annual bonus exceeds the target amount for the particular year, or may determine that no pro-rated annual bonus is owed in the event the Company determines that no annual bonus has been earned by the executive for the year of termination. This column does not include any unpaid prior year bonuses that were earned prior to the date of termination.

(b)

Amounts in this column reflect the value of unvested restricted stock awards and unvested stock options that would vest in connection with the triggering event. For stock options, this amount reflects the positive “spread” value between the option’s exercise price and our stock price, based on the closing price of our common stock on the last trading day in the year ended December 31, 2020 ($25.04 on December 31, 2020). For restricted stock awards, this amount represents the number of shares vesting multiplied by $25.04. The amounts for each NEO are comprised of the following: Mr. Cootey: $169,258 in stock options and $2,767,171 in restricted stock awards; Mr. Welch: $141,118 in stock options and $2,611,923 in restricted stock awards; and Mr. Finch: $1,114,741 in stock options and $783,051 in restricted stock awards.

(c)

With the exception of Mr. Fertitta, the concept of “good reason” for resignation applies only following a “change in control” of the Company. With respect to Mr. Fertitta, he can resign at any time for “good reason” (as defined in his Employment Agreement).

(d)	“Involuntary Termination” for purposes of this row means a termination by the Company without “cause” or a resignation by the NEO for “good reason.”

In connection with Mr. Haskins’ unexpected death in July 2020, the Compensation Committee and the Board determined to pay Mr. Haskins’ estate a posthumous bonus of $1,100,000 and accelerate his outstanding restricted shares and stock options.

In February 2021, the Compensation Committee recommended, and the Board of Directors approved, a policy applicable to all grants under the Company’s Amended and Restated 2016 Equity Incentive Plan that would provide for unvested equity awards to automatically accelerate upon an executive’s death or disability.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer to the annual total compensation of our employees.

In accordance with the applicable SEC rules, we identified a new median employee for 2020 in order to calculate the CEO pay ratio for 2020. As a result of the COVID-19 pandemic, we significantly reduced our workforce in 2020. We identified our employee population as of December 31, 2020 which consisted of approximately 7,600 employees, all of whom work inside the U.S. This population included full-time, part-time, seasonal and temporary employees employed by us on that date. We then determined the median employee based on an evaluation of total annual compensation for the year ended December 31, 2020 (including salary, tips, bonus and other taxable compensation) for each member of our employee population.

For 2020, the annual total compensation of our Chief Executive Officer as reported in the 2020 Summary Compensation Table was $2,442,109. The 2020 annual total compensation of our median employee, calculated using the same methodology used for our CEO’s compensation, was $36,904. Based on this information, the estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 66:1.

We believe this CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio.

Equity Compensation Plan Information

The following table sets forth information regarding Red Rock’s equity compensation plans as of December 31, 2020.

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,310,657	$25.80	13,399,002
Equity compensation plans not approved by security holders	—	—	—

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2020 are described below and under “Audit Committee Report” located on page 14 of this proxy statement.

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees(a)	$2,612,773	$3,181,125
Audit-Related Fees(b)	$43,200	$68,095
Tax Fees(c)	$151,844	$259,432
All Other Fees(d)	$5,330	$7,120

(a)

Audit Fees—Fees for audit services consisted of: (1) professional services rendered in connection with the audits of the Company’s annual financial statements included in its Annual Report on Form 10-K and for the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q and (2) regulatory filings.

(b)	Audit-Related Fees—Fees for audit-related services consisted of amounts paid for audits of our employee benefit plan.
(c)	Tax Fees—Fees for tax services consisted primarily of tax advisory services.
(d)	All Other Fees—Represents a charge for an online technical accounting research tool.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

The Audit Committee approved all services provided by Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 4—SHAREHOLDER PROPOSAL RECOMMENDING THAT THE BOARD OF DIRECTORS TAKE STEPS TO ELIMINATE THE COMPANY’S DUAL CLASS VOTING STRUCTURE

The Company has been advised that the New York State Common Retirement Fund, 110 State Street, 14th Floor, Albany, NY, 12236, the beneficial owner of approximately 62,400 shares of Class A Common Stock as of December 14, 2020, intends to submit the below proposal at the Annual Meeting. The text of the proposal and the supporting statement are the sole responsibility of the New York State Common Retirement Fund and are set forth in italics below.

RESOLVED, shareholders of Red Rock Resorts, Inc. (the “Company”) request that the Board of Directors take the necessary steps (excluding those steps that must be taken by the Company’s stockholders or other third parties) to adopt a recapitalization plan that would eliminate the Company’s dual-class capital structure and provide that each outstanding share of common stock has one vote on all matters.

SUPPORTING STATEMENT OF THE NEW YORK STATE COMMON RETIREMENT FUND

Our Company gives certain shareholders ten votes per Class B share owned while other holders of Class B shares as well as holders of Class A shares are entitled to one vote per share. These shareholders, including the Chairman of the Board and CEO, and the Vice Chairman of the Board, thus control approximately 90% of the voting power in our Company even though they own only 46% of the economic interest in it.1,2 The remaining shareholders, who own a majority of economic interests in our Company, cannot hold management accountable through their votes as shareholders.

Since the Company’s IPO in April, 2016, the price of the Company’s Class A shares has gained approximately 28%, while the NASDAQ Composite Index has gone up 160%. Over the past year, while we saw a 0.44% increase in our Class A share price, investors in other regional gaming operators have seen their holdings appreciate significantly: Monarch Casino & Resort (MCRI) is up 9.06%, Boyd Gaming (BYD) is up 34.07%, and Penn National (PENN) has nearly tripled. However, the dual-class structure at our Company entrenches management and makes it impossible for public shareholders to effect change.

Without equal voting rights, public shareholders also cannot hold management accountable for either share performance or environmental, social, and governance (ESG) issues. Numerous ESG rates and proxy advisors have questioned Red Rock’s corporate practices related to board diversity and governance. Major indices, proxy advisors, institutional investors and assets managers have argued against dual-class shares because of their negative effect on governance, The S&P, MSCI, and FTSE Russell indices set limitations on dual-class companies.3, 4, 5 ISS, Glass Lewis, the Council of Institutional Investors (CII), and the Investor Stewardship

Notes.
[1]	Fertitta equity ownership from: Red Rock Resorts, Inc., SEC Form SC 13D/A, filed on August 25, 2020. It’s the most recent available ownership disclosure.
[2]

Voting power calculated by assigning 10 votes per share to Class B shares owned by the Fertittas and one vote per share to both the Class A shares and the remaining Class B shares. Information from Red Rock Reports, Inc., SEC Form SC 13D/A, filed on August 25, 2020.

[3]

S&P Dow Jones Indices, “S&P Dow Jones Indices Announces Decision on Multi-Class Shares and Voting Rules,” press release, July 31, 2017, https://www.spice-indices.com/idpfiles/spice-assests/resources/public/documents/561162_spdjimulti-classsharesandvotingrulesannouncement7.31.17.pdf?force_download=true.

[4]

MSCI, “Consultation on the Treatment of Unequal Voting Structures in the MSCI Equity Indexes,” January 2018, https://www.msci.com/documents/1296102/8328554/Consultation_Voting+Rights.pdf/15d99336-9346-4e42-9cd3-a4a03ecff339.

[5]	FTSE Russell, “FTSE Russell Voting Rights Consultation – Next Steps,” July 2017 https://research.ftserussell.com/products/downloads/FTSE_Russell_Voting_Rights_Consultation_Next_Steps.pdf.

Group support a one-share, one-vote standard and recommend that companies sunset dual-class shares.6, 7, 8, 9 We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL:

The Board unanimously recommends a vote AGAINST this proposal.

The Board has carefully considered the shareholder proposal and believes that this proposal is not in the best interests of the Company or its shareholders. The Board opposes the shareholder proposal for the following reasons.

Since its founding in 1976, the Company has benefited from the leadership and vision of the Fertitta family, including Frank J. Fertitta III, our Chairman and Chief Executive Officer, and Lorenzo J. Fertitta, our Vice Chairman and a member of our Board. The Company’s dual class capital structure that provides the Fertitta Family Entities with ten votes for each share of Class B common stock held by such entities permits the Company and its management team to focus on the Company’s long-term success and provides stability in the face of short-term market pressures and factors beyond the control of the Company. The interests of the Company have been and will continue to be well served by the leadership of Frank J. Fertitta III, Lorenzo J. Fertitta and the Fertitta Family Entities and their ability to significantly influence the direction of the Company through their voting control.

Further, investors are fully aware of the Company’s dual class voting structure and its implications. The dual class capital structure has been in place since the Company went public in 2016 and was the basis on which those who owned the Company prior to the IPO were willing to offer shares to the public. The Company clearly disclosed the implications of the dual class voting structure in its prospectus at the time it went public and it has continued to consistently disclose the risks associated with its structure in periodic reports filed following its initial public offering. As a result, investors purchase shares of the Company with full knowledge of the differences between the voting rights of shares of Class A common stock and Class B common stock.

As noted above, as of the Record Date, the Fertitta Family Entities beneficially own equity securities representing approximately 88% of the total voting power of all classes of our outstanding shares. The Fertitta Family Entities have indicated their intention to vote AGAINST this shareholder proposal. Further, under Delaware law and our certificate of incorporation, no recapitalization that affects the voting rights of our Class B common stock can be effected without the approval of the holders of a majority of the outstanding shares of Class B common stock. Accordingly, neither the Company nor the Board has the power to implement the shareholder proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL 4 RECOMMENDING THAT THE BOARD OF DIRECTORS TAKE STEPS TO ELIMINATE THE COMPANY’S DUAL CLASS VOTING STRUCTURE.

[6]	Institutional Shareholder Services, “United States: Proxy Voting Guidelines,” December 6, 2018, p. 15, https://www.issgovernance.com/file/policy/active/americas/US-Voting-Guidelines.pdf.
[7]	Glass Lewis, “2019 United States Policy Guidelines,” pp. 22-23, https://www.glasslewis.com/wp-content/uploads/2018/10/2019_GUIDELINES_UnitedStates.pdf.
[8]	Investor Stewardship Group, “Corporate Governance Principles For US Listed Companies,” website accessed on September 18, 2019 https://isgframework.org/corporate-governance-principles/.
[9]	Council of Institutional Investors, “Issues & Advocacy: Dual-Class Stock,” website accessed September 18, 2019, https://www.cii.org/dualclass_stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board has a written related party transaction policy and procedures which give our Audit Committee the power to approve or disapprove potential related party transactions of our directors and members of management, their immediate family members, and entities that hold more than 5% of any class of the Company’s equity securities. The Audit Committee is charged with reviewing all relevant facts and circumstances of a related party transaction, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

The policy has pre-approved the following related party transactions:

•

any employment by the Company of an executive officer of the Company if the related compensation is approved by the Board or the Compensation Committee, including, but not limited to, the reimbursement of reasonable business and travel expenses incurred in the ordinary course of business;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s Annual Report on Form 10-K under Item 402 of Regulation S-K;

•	indemnification and advancement of expenses made pursuant to the Company’s organizational documents or pursuant to any agreement;

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than 10% of that company’s equity, if the aggregate amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenues;

•

any contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party is a trustee, director, or employee other than an officer (or comparable position), provided that the contribution does not exceed the lesser of $1 million or 2% of the organization’s annual total revenues including contributions;

•

any transaction in which the related party’s interest arises solely from ownership of securities issued by the Company and all holders of such securities receive the same benefit on a pro rata basis as a related party;

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids;

•

any payment, directly or indirectly, to a related party for the Company’s use of aircraft owned directly or indirectly by such related party (such owner, the “Related Aircraft Owner”); provided that the terms of such aircraft usage, including payment terms, shall be set forth in written agreement between the Company and the Related Aircraft Owner, which agreement shall be subject to the prior approval of the Audit Committee and shall be terminable by the Company on no less than ten days’ written notice to the Related Aircraft Owner;

•

any transaction between the Company and its subsidiaries that is ancillary to the Company’s ownership, directly or indirectly, of (i) equity interests in its subsidiaries, (ii) cash or (iii) cash equivalents including, without limitation, the making of advances or loans between the Company and its subsidiaries that are payable on demand and carry an interest rate comparable to other cash equivalent-type investments of the Company; and

•

any purchase of goods or services by the purchasing department of the Company on behalf of an executive officer of the Company; provided that such goods or services are of a type purchased in the Company’s ordinary course of business and the Company is promptly reimbursed by such executive officer.

A related party transaction is defined as any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (a) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any calendar year, (b) the Company is a participant, and (c) any related party has or will have a direct or indirect interest (other than solely as a result of being a director, officer or a less than 10% beneficial owner of another entity).

The following discussion reflects our relationships and related party transactions; some of these transactions were entered into prior to adoption of our Related Party Transaction Policy and as such, were not subject to the approval and review procedures set forth in the policy but were nonetheless subject to the approval and review procedures in effect at the applicable times.

Limited Liability Company Agreement of Station Holdco

Station Holdco’s third amended and restated limited liability company agreement (the “Holdco Agreement”) provides, among other things, that Red Rock controls all of the business and affairs of Station Holdco and its subsidiaries. Holders of LLC Units do not generally have voting rights under the Holdco Agreement.

Red Rock has the right to determine when distributions will be made to holders of LLC Units and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized, such distribution will be made to the holders of LLC Units on a pro rata basis in accordance with the number of LLC Units held by such holder.

The holders of LLC Units, including Red Rock, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Station Holdco. Net profits and net losses of Station Holdco will generally be allocated to holders of LLC Units (including Red Rock) on a pro rata basis in accordance with the number of LLC Units held by such holder. The Holdco Agreement provides for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the LLC Units. Generally, tax distributions will be computed by first determining the tax amount of each holder of LLC Units, which amount will generally equal the taxable income allocated to each holder of LLC Units (with certain adjustments), and then multiplying that income by an assumed tax rate. Station Holdco will then determine an aggregate tax distribution amount by reference to the highest individual LLC Unit holder’s tax amount and, subject to certain limitations, will distribute that aggregate amount to all holders of LLC Units as of the tax distribution date based on their percentage ownership interests at the time of the distribution.

The Holdco Agreement provides that, to the extent that such payments may be made in compliance with the terms of Station Holdco’s debt agreements and applicable law, in the sole discretion of Red Rock, as the managing member of Station Holdco, Station Holdco will pay or reimburse Red Rock for all fees, costs, and expenses incurred by Red Rock and related to the business and affairs of Station Holdco (including expenses that relate to the business and affairs of Station Holdco that also relate to the activities of Red Rock, such as costs of future securities offerings, board of director compensation, costs of periodic reports to stockholders of Red Rock, and accounting and legal costs).

The Holdco Agreement provides that it may be amended, supplemented, waived or modified by the written consent of Red Rock in its sole discretion without the approval of any other holder of LLC Units, except that (x) no amendment may disproportionately materially and adversely affect the rights of a holder of LLC Units without the consent of such holder and (y) the consent of the Fertitta Family Entities is required for amendments to certain provisions governing rights or obligations of such holders.

Tax Receivable Agreement

Red Rock used a portion of the proceeds from the IPO to purchase LLC Units. The holders of the LLC Units (other than Red Rock) may (subject to the terms of the Exchange Agreement) exchange their LLC Units, together with all outstanding shares of Class B common stock, for shares of our Class A common stock on a basis determined in accordance with the Holdco Agreement or, at our election, for cash. As a result of this initial purchase and any subsequent exchanges, Red Rock is entitled to a proportionate share of the existing tax basis of the assets of Station Holdco. Station Holdco made an election under Section 754 of the Code, effective for the first taxable year in which an exchange or purchase of LLC Units occurs and all future years, which may result in increases to the tax basis of the assets of Station Holdco. These increases in tax basis are expected to increase our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of tax that Red Rock would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets.

We have entered into a tax receivable agreement with the holders of LLC Units (and their permitted transferees). The agreement requires us to pay to such holders 85% of the amount of tax benefits, if any, that we realize (or are deemed to realize in the case of an early termination payment, a change in control or a material breach by us of our obligations under the tax receivable agreement, as discussed below) as a result of any possible increases in tax basis described above and of certain other tax benefits attributable to payments under the tax receivable agreement itself. This is Red Rock’s obligation and not an obligation of Station Holdco. For purposes of the tax receivable agreement, the benefit deemed realized by Red Rock will be computed by comparing the actual income tax liability of Red Rock (calculated with certain assumptions) to the amount of such taxes that Red Rock would have been required to pay had there been no increase to the tax basis of the assets of Station Holdco as a result of the purchases or exchanges, and had Red Rock not entered into the tax receivable agreement. The tax receivable agreement became effective immediately prior to the consummation of the IPO and will remain in effect until all such tax benefits have been utilized or expired, unless the agreement is terminated early, as described below. All of the intangible assets, including goodwill, of Station Holdco at the time of the IPO allocable to LLC Units acquired or deemed acquired in taxable transactions by Red Rock from existing owners of Station Holdco are amortizable for tax purposes. Red Rock and its stockholders will retain the remaining 15% of the tax benefits that Red Rock realizes or is deemed to realize. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Station Holdco at the time of each purchase or exchange;

•

the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Station Holdco is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;

•	the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased tax deductions will not be available;

•

the amount and timing of our income—we expect that the tax receivable agreement will require Red Rock to pay 85% of the deemed benefits as and when deemed realized. If Red Rock does not have taxable income, it generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of any such tax attributes will result in payments under the tax receivable agreement; and

•	tax rates in effect at the time of the tax receivable agreement.

At December 31, 2020, the Company’s liability under the tax receivable agreement was $27.4 million, of which $9.0 million was payable to certain of the Fertitta Family Entities in connection with exchanges that occurred prior to December 31, 2020. The future payments that we may make under the tax receivable agreement, including amounts payable to the Fertitta Family Entities as a result of future purchases or exchanges by the Fertitta Family Entities, could be substantial. We have the right to terminate the tax receivable agreement at any time. In addition, the tax receivable agreement will terminate early if we breach our obligations under the tax receivable agreement or upon certain mergers, asset sales, other forms of business combinations or other changes of control. If we exercise our right to terminate the tax receivable agreement, or if the tax receivable agreement is terminated early in accordance with its terms, our payment obligations under the tax receivable agreement with respect to certain exchanged or acquired LLC Units would be accelerated and would become due and payable based on certain assumptions, including that we would have sufficient taxable income to use in full the deductions arising from the increased tax basis and certain other benefits. As a result, we could make payments under the tax receivable agreement that are substantial and in excess of our actual cash savings, if any, in income tax.

Decisions made in the course of running our business, such as with respect to mergers and other forms of business combinations that constitute changes in control, may influence the timing and amount of payments we make under the tax receivable agreement in a manner that does not correspond to our use of the corresponding tax benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Late payments generally accrue interest at a rate of LIBOR plus 500 basis points. Payments under the tax receivable agreement will be based on the tax reporting positions that we determine. Although we are not aware of any material issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement (although we would reduce future amounts otherwise payable under such tax receivable agreements). No assurance can be given that the IRS will agree with the allocation of value among our assets or that sufficient subsequent payments under the tax receivable agreement will be available to offset prior payments for disallowed benefits. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefit that we actually realize in respect of the increases in tax basis resulting from our purchases or exchanges of LLC Units and certain other tax benefits related to our entering into the tax receivable agreement.

Registration Rights

Pursuant to the terms of the Holdco Agreement, current and former members of Station Holdco are entitled to request to participate in, or “piggyback” on, certain registrations of any of our securities offered for sale by us at any time certain holders are entitled to cause the Company to register the shares of Class A common stock they could acquire upon exchange of their LLC Units, subject to certain contractual restrictions. We provide that we will pay certain expenses (other than underwriting discounts and commissions and transfer taxes) of such existing owners (and their affiliates) of Station Holdco relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances.

To the extent requested by the managing underwriter in a registered public offering of Class A common stock, holders of registrable shares of Class A common stock will not be permitted to sell or otherwise dispose of any of our equity securities (including sales under Rule 144) or give any demand notice, in each case during a period commencing on the date of the request and continuing for a period not to exceed 90 days or such shorter period as may be requested by the underwriters.

Exchange Agreement

We have entered into an exchange agreement with all of the owners of LLC Units (other than Red Rock) that entitles those owners (and certain permitted transferees thereof) to exchange their LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a basis determined in accordance with the Holdco Agreement or, at our election, for cash (the “Exchange Agreement”). The Exchange Agreement permits those owners to exercise their exchange rights at any time, in certain minimum increments and subject to certain conditions.

The Exchange Agreement provides that an owner will not have the right to exchange LLC Units if the Company determines that such exchange would be prohibited by law or regulation or would violate other agreements with Station Holdco to which the owner is subject. The Company may impose additional restrictions on exchanges that it determines to be necessary or advisable so that Station Holdco is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Reimbursable Costs

The Company expects that it may periodically provide services to certain of its executive officers and directors, including the personal use of employees, construction work, and other personal services, as well as the purchase of items by the purchasing department of the Company or by any subsidiary of the Company which are purchased on behalf of an executive officer or director. To the extent that such services are provided, the officers and directors to whom services are provided are expected to promptly reimburse the Company or to make deposits with the Company to prepay any such items and to replenish such deposits on an ongoing basis as needed.

Compensation Paid to Related Parties

Lorenzo J. Fertitta, brother of our Chairman and CEO, Frank J. Fertitta III, is Vice Chairman of Red Rock’s Board of Directors and a Vice President. We entered into a five-year employment agreement with Mr. Fertitta in 2016, which agreement was extended for an additional five-year term in April 2021. The employment agreement provides for an annual base salary of $500,000 and severance in an amount equal to such annual base salary in the event of a termination of Mr. Fertitta’s employment without cause or by him for good reason. The total value of compensation paid to Mr. Fertitta in 2020 for services rendered to us in all executive capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2020 Summary Compensation Table) was $1,078,242. Mr. Fertitta has been employed by Red Rock since April 2016.

Kelley-Ann Fertitta Nemiro, daughter of our Chairman and CEO, Frank J. Fertitta III, is Station LLC’s Vice President of Corporate Marketing and Guest Experience. The total value of compensation paid to Ms. Nemiro in 2020 for services rendered to us in all employment capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2020 Summary Compensation Table) was $100,368. Ms. Nemiro has been employed by Station LLC since September 2015.

Victoria Fertitta, daughter of our Chairman and CEO, Frank J. Fertitta III, is Station LLC’s Director of Corporate Marketing. The total value of compensation paid to Ms. Fertitta in 2020 for services rendered to us in all employment capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2020 Summary Compensation Table) was $237,659. Ms. Fertitta has been employed by Station LLC since September 2019.

Aircraft Agreement

Station LLC entered into an Aircraft Time Sharing Agreement (“Time Sharing Agreement”) with an entity (the “Aviation Company”) affiliated with Frank J. Fertitta III and Lorenzo J. Fertitta. Under the Time Sharing Agreement, Station LLC leases an aircraft owned by the Aviation Company, if requested by Station LLC and if the aircraft is available. The amounts payable by Station LLC in connection with each flight under the Time Sharing Agreement are up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vi) all communications charges, including in-flight telephone. Station LLC is also responsible for any federal excise tax. The Time Sharing Agreement is a standard time-share arrangement similar to other time-share arrangements entered into under the Federal Aviation Administration regulations. The Time Sharing Agreement is terminable by either party on 10 days’ written notice.

For fiscal year 2020, the total amount paid pursuant to the Time Sharing Agreement was less than the reporting threshold. The Company believes any amounts paid to the Aviation Company for the use of the aircraft, if a comparable aircraft were available, are less than the amounts the Company would be required to pay to a third party. The Company also believes the amounts paid pursuant to the Time Sharing Agreement do not provide for profits or a return on investment to the Aviation Company or its affiliates.

Indemnification of Directors and Officers

We have entered into customary indemnification agreements with our executive officers and directors that provide them with customary indemnification in connection with their service to us or on our behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of our Class A and Class B common stock as of the Record Date for:

•	each person or group known to us, based on Schedules 13D and 13G filed with the SEC, to be the beneficial owner of more than 5% of any class of equity securities;

•	each of our named executive officers in the Summary Compensation Table;

•	each of our directors and director nominees; and

•	all of our current directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, including those shares of our Class A common stock issuable upon exchange of LLC Units (together with corresponding shares of our Class B common stock) on a basis determined in accordance with the Holdco Agreement, subject to the terms of the Exchange Agreement. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise noted, the address of each person listed in the table below is c/o Red Rock Resorts, Inc., 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135.

The percentage of ownership is calculated using the number of shares outstanding as of the Record Date, which consisted of approximately 71 million shares of Class A common stock and approximately 46 million shares of Class B common stock.

	Class A Common Stock Beneficially Owned(1)%			Class B Common Stock Beneficially Owned(1)%		Combined Voting Power(2)
Name of Beneficial Owner	Number			Number
FI Station Investor LLC(3)	42,199	*		22,613,985	49.2%	43.0%
Fertitta Business Management LLC(4)	10,127	*		28,198,618	61.3%	53.7%
FBM Sub 1 LLC(5)	—	*		6,000,000	13.0%	11.4%
LNA Investments, LLC(6)	16,036	*		8,593,593	18.7%	16.4%
KVF Investments, LLC(7)	16,036	*		8,593,593	18.7%	16.4%
F&J Fertitta Family Trust(8)	2,697,535		3.8%	—		0.5%
L&T Fertitta Family Trust(8)	2,697,535		3.8%	—		0.5%
FJF Irrevocable Trust(9)	843,134	*	1.2%	—		0.2%
LJF Irrevocable Trust(9)	843,134	*	1.2%	—		0.2%
F & J Grandchildren’s 2020 Irrevocable Trust	675,000		1.0%	—		0.1%
L & T Grandchildren’s 2020 Irrevocable Trust	675,000		1.0%	—		0.1%
Frank J. Fertitta III	4,257,868		6.0%	45,385,804	98.7%	87.2%
Lorenzo J. Fertitta	4,257,868		6.0%	45,385,804	98.7%	87.2%
Stephen L. Cootey	534,448	*		—		0.1%
Jeffrey T. Welch	479,275	*		—		0.1%
Robert Finch	259,396	*		—		0%
Robert A. Cashell, Jr.	38,725	*		—		0%
James E. Nave, D.V.M.	38,725	*		—		0%

	Class A Common Stock Beneficially Owned(1)%			Class B Common Stock Beneficially Owned(1)%		Combined Voting Power(2)
Name of Beneficial Owner	Number			Number
Robert E. Lewis	38,725	*		—		0%
BAMCO, Inc.(10)	7,115,211		10.0%	—		1.4%
Diamond Hill Capital Management, Inc.(11)	5,986,703		8.4%	—		1.1%
The Vanguard Group(12)	5,926,973		8.4%	—		1.1%
Eminence Capital LP(13)	5,770,029		8.1%	—		1.1%
Blackrock, Inc.(14)	4,933,348		7.0%	—		0.9%
Named Executive Officers and Directors as a Group (8 persons)(15)	9,905,030		14.0%	45,385,804	98.7%	88.3%

*	Indicates less than 1%.
(1)

Subject to the terms of the Exchange Agreement, holders of LLC Units are entitled to exchange LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a basis determined in accordance with the Holdco Agreement or, at our election, for cash.

(2)

Represents percentage of voting power of the Class A common stock and Class B common stock of Red Rock voting together as a single class. Each outstanding share of Class A common stock is entitled to one vote, each outstanding share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding LLC Units immediately following the consummation of the IPO and, as of the applicable record date, maintained direct or indirect beneficial ownership of at least 10% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock) is entitled to ten votes and each other outstanding share of Class B common stock is entitled to one vote. The only holders of Class B common stock that satisfy the foregoing criteria are Fertitta Family Entities. Consequently, such entities are the only holders of Class B common stock entitled to ten votes per share of Class B common stock.

(3)

FI Station Investor LLC is owned by LNA Investments, LLC, KVF Investments, LLC and an affiliate of Frank J. Fertitta III and Lorenzo J. Fertitta that is owned by Fertitta Business Management LLC, LNA Investments, LLC and KVF Investments, LLC.

(4)	Fertitta Business Management LLC is owned and controlled (i) 50% by F&J Fertitta Family Business Trust and (ii) 50% by L&T Fertitta Family Business Trust.
(5)	FBM Sub 1 LLC is owned and controlled by Fertitta Business Management, LLC.
(6)

LNA Investments, LLC is managed by Lorenzo J. Fertitta and is beneficially owned by various trusts established for the benefit of his three children. Lorenzo J. Fertitta disclaims beneficial ownership of any shares of Class A common stock, shares of Class B common stock and LLC Units beneficially owned by LNA Investments, LLC, except to the extent of any pecuniary interest therein. The address for LNA Investments, LLC is 10801 W. Charleston Boulevard, Las Vegas, NV 89135.

(7)

KVF Investments, LLC is managed by Frank J. Fertitta III and is beneficially owned by various trusts established for the benefit of his three children. Frank J. Fertitta III disclaims beneficial ownership of any shares of Class A common stock, shares of Class B common stock and LLC Units beneficially owned by KVF Investments, LLC, except to the extent of any pecuniary interest therein. The address for KVF Investments, LLC is 10801 W. Charleston Boulevard, Las Vegas, NV 89135.

(8)

F&J Fertitta Family Business Trust is a revocable trust for which Frank J. Fertitta III has sole investment and voting power and L&T Fertitta Family Business Trust is a revocable trust for which Lorenzo J. Fertitta has sole investment and voting power.

(9)

The FJF Irrevocable Trust is an irrevocable trust for which Lorenzo J. Fertitta is trustee and has sole investment and voting power. The LJF Irrevocable Trust is an irrevocable trust for which Frank J. Fertitta III is trustee and has sole investment and voting power.

(10)	The address for BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(11)	The address for Diamond Hill Capital Management, Inc. is 325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215.
(12)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(13)	The address for Eminence Capital, LP is 399 Park Avenue, 25th Floor, New York NY 10022.
(14)	The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(15)	Named executive officers and directors as a group consist of eight persons.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. We believe that all of our directors, executive officers and greater than ten-percent stockholders complied with the requirements of Section 16(a) during the 2020 fiscal year and prior fiscal years, except that a Form 4 for Stephen L. Cootey reporting one transaction, was filed late.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.redrockresorts.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement. Paper copies of the Annual Report on Form 10-K for the year ended December 31, 2020 are also available to any person, without charge, upon request directed to our Corporate Secretary, 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135.

Las Vegas, NV

April 22, 2021

COST OF PROXY SOLICITATION

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

RED ROCK RESORTS, INC.

1505 SOUTH PAVILION CENTER DRIVE

LAS VEGAS, NV 89135

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records.

During The Meeting - Go to www.virtualshareholdermeeting.com/RRR2021

The Meeting will be exclusively online via audio webcast. You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D48057-P55028	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RED ROCK RESORTS, INC. The Board of Directors recommends you vote “FOR” each of the Board of Directors’ nominees below:	For All	Withhold All	For All Except

Company Proposal: Proposal 1 - Election of 5 director nominees	☐	☐	☐

Nominees:
01) Frank J. Fertitta III
02) Lorenzo J. Fertitta
03) Robert A. Cashell, Jr.
04) Robert E. Lewis
05) James E. Nave, D.V.M.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote “FOR” proposals 2 and 3 and “AGAINST” proposal 4 below:	For	Against	Abstain

Company Proposal: Proposal 2 - Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

Company Proposal: Proposal 3 - Ratification of the appointment of Ernst & Young LLP as our independent auditor for 2021.	☐	☐	☐

Shareholder Proposal: Proposal 4 - A shareholder proposal requesting the Board to take steps to eliminate our dual-class voting structure.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. If this proxy is signed and returned, it will be voted in accordance with your instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D48058-P55028

RED ROCK RESORTS, INC. Annual Meeting of Stockholders To be held on June 3, 2021 at 1:00 p.m., Pacific Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints executive officers Jeffrey T. Welch and Stephen L. Cootey, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Red Rock Resorts, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Red Rock Resorts, Inc., a Delaware corporation, to be held on Thursday, June 3, 2021, at 1:00 p.m., Pacific Time at www.virtualshareholdermeeting.com/RRR2021, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, “FOR” PROPOSALS 2 AND 3, “AGAINST” PROPOSAL 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side